UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2023

MachTen, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56553	92-3979418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1516 Barlow Street, Suite D, Traverse City, MI	49686
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 642-4227

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2023, LICT Corporation (“LICT”) distributed to the holders of its common stock, by way of a pro rata dividend (the “Distribution”), approximately 81% of the common stock of MachTen, Inc. (the “Company”), or 2,565,485 shares, with LICT retaining approximately 19% of the common stock of the Company, or 605,980 shares, which amount includes shares acquired by LICT in the Distribution resulting from open market purchases of LICT common stock subsequent to the record date (as defined below). Any fractional share of the Company’s common stock otherwise issuable to an LICT stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

In connection with the Distribution, on August 31, 2023, LICT and the Company entered into the following agreements:

•	a Separation and Distribution Agreement, which provides for, among other things, the mechanics for effecting the Distribution as well as certain ongoing responsibilities of LICT and the Company subsequent to the Distribution;

•	a Transitional Services Agreement, which, among other things, specifies that LICT will provide the Company, with certain transitional services, including accounting, financial reporting and consolidation services, including the services of a financial and operations principal, for a period of up to three (3) months from the date of Distribution, subject to extension;

•	a Voting Agreement, which, among other things, specifies that LICT grants the Company a proxy to vote the shares of common stock of the Company that LICT owned in proportion to the votes cast by the Company’s other stockholders; and

•	a Tax Indemnity and Sharing Agreement, which, among other things, contains certain agreements and covenants related to tax matters involving LICT and the Company and covers time periods before and after the Distribution.

For more information regarding the agreements entered into in connection with the Distribution, please refer to the Information Statement filed as Exhibit 99.1 to the Registration Statement on Form 10, which was filed with the Securities and Exchange Commission and became effective on July 13, 2023 and mailed to stockholders prior to the Distribution, which for ease of reference is included as an exhibit to this Current Report as Exhibit 99.1. The foregoing descriptions are also qualified in their entirety by reference to the agreements filed as exhibits to this Form 8-K, which agreements are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The Company was a wholly-owned subsidiary of LICT immediately prior to the Distribution. On August 31, 2023, LICT completed the Distribution of approximately 81% of the outstanding capital stock of the Company to holders of LICT common stock on July 31, 2023 (the “record date”). LICT stockholders received 150 shares of the Company’s common stock for every share of LICT common stock they owned as of the record date. Following the completion of the Distribution, the Company became an independent, publicly-traded company, with LICT retaining approximately a 19% ownership interest in the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and between LICT Corporation and MachTen, Inc. dated as of August 31, 2023.

10.1	Transitional Services Agreement by and between LICT Corporation and MachTen, Inc. dated as of August 31, 2023.

10.2	Voting Agreement between LICT Corporation and MachTen, Inc. dated as of August 31, 2023.

10.3	Tax Indemnity and Sharing Agreement by and between LICT Corporation and MachTen, Inc. dated as of August 31, 2023.

99.1	Information Statement of MachTen, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACHTEN, INC.

Dated: September 5, 2023	By:	/s/ Stephen J. Moore
		Name:	Stephen J. Moore
		Title:	Interim Chief Financial Officer